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                                                                                     EXHIBIT 11.0


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                      Year Ended June 30,
                                                                    ----------------------
                                                                    1997              1996
                                                                    ----              ----
                                                             (In thousands, except per share amount)

Net Income.................................................       $ 10,936          $ 11,723
                                                                    ======            ======

Weighted average common shares outstanding.................          8,299             8,594

Common stock equivalents due to dilutive
    effect of stock option.................................            516               323
                                                                   -------             -----

Total weighted average common shares and
    equivalents outstanding................................          8,815             8,917
                                                                     =====             =====

Earnings per common and common share equivalents...........         $ 1.24            $ 1.31
                                                                     =====             =====

Total weighted average common shares and
    equivalents outstanding................................          8,815             8,917

Additional  dilutive  shares using  ending  period
     market value versus  average market value for
     the period when utilizing the treasury stock
     method regarding stock options.........................           229                29
                                                                    ------            ------

Total shares for fully dilutive earnings per share.........          9.044             8,946
                                                                     =====             =====

Fully diluted earnings per common and
    common share equivalents...............................         $ 1.21            $ 1.31
                                                                     =====             =====
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